                                                                    EXHIBIT 25.1


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                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                               ---------------

                                  FORM T-1

         STATEMENT OF ELIGIBILITY AND QUALIFICATION UNDER THE TRUST INDENTURE ACT OF 1939 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

            CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A
                 TRUSTEE PURSUANT TO SECTION 305(b)(2)_____

                               ---------------

                      U.S. TRUST COMPANY OF TEXAS, N.A.
             (Exact name of trustee as specified in its charter)

                                           75-2353745
   (State of incorporation               (I.R.S. employer
   if not a national bank)              identification No.)

2001 Ross Avenue, Suite 2700                75201-2936
      Dallas, Texas                         (Zip Code)
   (Address of trustee's
principal executive offices)

                             Compliance Officer
                      U.S. Trust Company of Texas, N.A.
                        2001 Ross Avenue, Suite 2700
                          Dallas, Texas  75201-2936
                               (214) 754-1200
          (Name, address and telephone number of agent for service)

                               ---------------

                                 OpTel, Inc.
             (Exact name of obligor as specified in its charter)

              Delaware                            95-4498704
     (State or other jurisdiction of            (I.R.S. employer
     incorporation or organization)            identification No.)

      1111 W. Mockingbird Lane
            Dallas, Texas                            75247
(Address of principal executive offices)           (Zip Code)

                               ---------------

                         11.5% Senior Notes due 2008
                     (Title of the indenture securities)

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
                                    GENERAL

1.       General Information.

         Furnish the following information as to the Trustee:

         (a) Name and address of each examining or supervising authority to which it is subject.

                          Federal Reserve Bank of Dallas (11th District),
                                  Dallas, Texas (Board of Governors of the
                                  Federal Reserve System)
                          Federal Deposit Insurance Corporation, Dallas, Texas The Office of the Comptroller of the Currency, Dallas, Texas

         (b)     Whether it is authorized to exercise corporate trust powers.

                          The Trustee is authorized to exercise corporate trust
                powers.

2.       Affiliations with Obligor and Underwriters.

         If the obligor or any underwriter for the obligor is an affiliate of the Trustee, describe each such affiliation.

         None.

3.       Voting Securities of the Trustee.

         Furnish the following information as to each class of voting securities of the Trustee:

                              As of July 27, 1998

--------------------------------------------------------------------------------

                  Col A.                                   Col B.

--------------------------------------------------------------------------------

              Title of Class                         Amount Outstanding

--------------------------------------------------------------------------------

      Capital Stock - par value $100 per share            5,000 shares

4.       Trusteeships under Other Indentures.

         Not Applicable

5. Interlocking Directorates and Similar Relationships with the Obligor or Underwriters.

         Not Applicable

6. Voting Securities of the Trustee Owned by the Obligor or its Officials.

         Not Applicable

7.       Voting Securities of the Trustee Owned by Underwriters or their
         Officials.

         Not Applicable

8.       Securities of the Obligor Owned or Held by the Trustee.

         Not Applicable

9.       Securities of Underwriters Owned or Held by the Trustee.

         Not Applicable

10. Ownership or Holdings by the Trustee of Voting Securities of Certain Affiliates or Security Holders of the Obligor.

         Not Applicable

11. Ownership or Holdings by the Trustee of any Securities of a Person Owning 50 Percent or More of the Voting Securities of the Obligor.

         Not Applicable

12.      Indebtedness of the Obligor to the Trustee.

         Not Applicable

13.      Defaults by the Obligor.

         Not Applicable

14.      Affiliations with the Underwriters.

         Not Applicable

15.      Foreign Trustee.

         Not Applicable

16.      List of Exhibits.

         T-1.1   -  A copy of the Articles of Association of U.S. Trust Company of Texas, N.A.; incorporated herein by reference to Exhibit
                    T-1.1 filed with Form T-1 Statement, Registration No.
                    22-21897.

16.      (con't.)

         T-1.2   -  A copy of the certificate of authority of the Trustee to commence business; incorporated herein by reference to Exhibit T-1.2 filed with Form T-1 Statement, Registration
                    No. 22-21897.

         T-1.3   -  A copy of the authorization of the Trustee to exercise
                    corporate trust powers; incorporated herein by reference to Exhibit T-1.3 filed with Form T-1 Statement, Registration
                    No. 22-21897.

         T-1.4   -  A copy of the By-laws of the U.S. Trust Company of Texas,
                    N.A., as amended to date; incorporated herein by reference to Exhibit T-1.4 filed with Form T-1 Statement,
                    Registration No. 22-21897.

         T-1.6   -  The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939.

         T-1.7   -  A copy of the latest report of condition of the Trustee published pursuant to law or the requirements of its supervising or examining authority.


                                      NOTE

As of July 27, 1998 the Trustee had 5,000 shares of Capital Stock outstanding, all of which are owned by U.S. T.L.P.O. Corp. As of July 27, 1998, U.S. T.L.P.O. Corp. had 35 shares of Capital Stock outstanding, all of which are owned by U.S. Trust Corporation. U.S. Trust Corporation had outstanding 18,713,657 shares of $5 par value Common Stock as of July 27, 1998.

The term "Trustee" in Items 2, 5, 6, 7, 8, 9, 10 and 11 refers to each of U.S Trust Company of Texas, N.A., U.S. T.L.P.O. Corp. and U.S. Trust Corporation.

Inasmuch as this Form T-1 is filed prior to the ascertainment by the Trustee of all the facts on which to base responsive answers to Items 2, 5, 6, 7, 9, 10 and 11, the answers to said Items are based upon incomplete information. Items 2, 5, 6, 7, 9, 10 and 11 may, however, be considered correct unless amended by an amendment to this Form T-1.

In answering any items in this Statement of Eligibility and Qualification which relates to matters peculiarly within the knowledge of the obligors or their directors or officers, or an underwriter for the obligors, the Trustee has relied upon information furnished to it by the obligors and will rely on information to be furnished by the obligors or such underwriter, and the Trustee disclaims responsibility for the accuracy or completeness of such information.


                                ---------------

                                  SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, U.S Trust Company of Texas, N.A., a national banking association organized under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Dallas, and State of Texas on the 27th day of July, 1998.

                                             U.S. Trust Company of Texas, N.A.,
                                             Trustee



                                             By:    /s/ JOHN C. STOHLMANN
                                                --------------------------------
                                                    John C. Stohlmann
                                                    Vice President

                                                                   Exhibit T-1.6



                               CONSENT OF TRUSTEE

Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939 as amended in connection with the proposed issue of OpTel, Inc. 11.5 % Senior Notes due 2008, we hereby consent that reports of examination by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefore.

                                             U.S. Trust Company of Texas, N.A.



                                             By: /s/ JOHN C. STOHLMANN
                                                --------------------------------
                                                     John C. Stohlmann
                                                     Vice President

                                                                     EXHIBIT __
                                                                  TO EXHIBIT 99

                                                              Board of Governors of the Federal Reserve System
                                                              OMB Number:  7100-0036
                                                              Federal Deposit Insurance Corporation
                                                              OMB Number:  3064-0052
                                                              Office of the Comptroller of the Currency
Federal Financial Institutions Examination Council            OMB Number:  1557-0081
                                                              Expires March 31, 2000

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                                                               (1)
                                                              Please Refer to Page I,
(LOGO)                                                        Table of Contents, for
                                                              the required disclosure
                                                              of estimated burden.


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CONSOLIDATED REPORTS OF CONDITION AND INCOME FOR A BANK WITH
DOMESTIC OFFICES ONLY AND TOTAL ASSETS OF LESS THAN $100
MILLION  - -  FFIEC  033

REPORT AT THE CLOSE OF BUSINESS MARCH 31, 1998
                                                               (980331)
                                                               ----------
This report is required by law:  12 U.S.C. Section ? 324       (RCRI 9999)
(State member banks); 12 U.S. c. Section ? 1817 (State
nonmember banks); and 12 U.S. C. Section ? 161 (National       This report form is to be filed by banks with domestic
banks).                                                        offices only.  Banks with branches and consolidated
                                                               subsidiaries in U.S. territories and possessions, Edge or
                                                               Agreement subsidiaries, foreign branches, consolidated
                                                               foreign subsidiaries, or International Banking Facilities
                                                               must file FFIEC 031.

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NOTE:  The Reports of Condition and Income must be signed by   The Reports of Condition and Income are to be prepared in
an authorized officer and the Report of Condition must be      accordance with Federal regulatory authority
attested to by not less than two directors (trustees) for      instructions.  NOTE:  these instructions may in some
State nonmember banks and three directors for State member     cases differ from generally accepted accounting
and National Banks.                                            principles.

I,      Alfred B. Childs, SVP & Cashier                        We, the undersigned directors (trustees), attest to the
    -----------------------------------                        correctness of this Report of Condition (including the
       Name and Title of  Officer Authorized to Sign Report    supporting schedules) and declare that it has been
                                                               examined by us and to the best of our knowledge and
of the named bank do hereby declare that these Reports of      belief has been prepared in conformance with the
Condition and Income (including the supporting schedules)      instructions issued by the appropriate Federal regulatory
have been prepared in conformance with the instructions        authority and is true and correct.
issued by the appropriate Federal regulatory authority and
are true to the best of my knowledge and belief.
                                                               /s/     Stuart  M. Pearman
                                                               --------------------------
/s/         Alfred B. Childs                                    Director (Trustee)
----------------------------
  Signature of Officer Authorized to Sign Report
                                                               /s/.    J. T. Moore Jr.
                                                               -----------------------
4/14/98                                                         Director (Trustee)
---------------------
 Date of Signature
                                                               /s/.    Peter Denker
                                                               --------------------
                                                                Director (Trustee)

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SUBMISSION OF REPORTS                                         (b) in hard-copy (paper) form and arrange for another party to convert the paper report to electronic form. That party
Each bank must prepare its Reports of Condition and Income        (if other than EDS) must transmit the bank?s computer data
either:                                                           file to EDS.

(a) in electronic form and then file the computer data file   To fulfill the signature and attestation requirement for
    directly with the banking agencies? collection agent,     the Reports of Condition and Income for this report date,
    Electronic Data Systems Corporation (EDS), by modem or    attach this signature page to the hard-copy record of the
    on computer diskette; or                                  completed report that the bank places in its files.



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FDIC Certificate Number ____________                          Call No. 203      33              03-31-98
                        (RCRI 9050)
                                                              STBK: 48-6797 13264   STCERT:  48-33217

                                                              US Trust Company of Texas, National Association
                                                              2001 Ross Avenue, Suite 2700
                                                              Dallas, TX  75201

       Board of Governors of the Federal Reserve System, Federal Deposit Insurance Corporation,
                               Office of the Comptroller of the Currency

U.S. TRUST COMPANY OF TEXAS, N.A.               Call Date:     03/31/98             State #:   48-6797     FFIEC  033
2100 ROSS AVENUE, SUITE 2700                    Vendor ID:            D              Cert #:    13264      Page RC-1
DALLAS, TX  75201                               Transit #:     11101765
                                                                                                                    9

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR MARCH 31, 1998

All schedules are to be reported in thousands of dollars.  Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

SCHEDULE RC - BALANCE SHEET
                                                                                                                              C200<
                                                                                                        Dollar Amounts in Thousands
-----------------------------------------------------------------------------------------------------------------------------------
ASSETS
   1.  Cash and balances due from depository institutions:                                                    RCON
                                                                                                              ----
       a.  Noninterest-bearing balances and currency and coin (1,2)                                           0081      1,143   1.a
                                                                   ---------------     ------     -------
       b.  Interest bearing balances (3)                                                                      0071      1,138   1.b
                                        ------------------------------------------     ------     -------
   2.  Securities:
       a.  Held-to-maturity securities (from Schedule RC-B, column A)                                         1754          0   2.a
                                                                     -------------     ------     -------
       b.  Available-for-sale securities (from Schedule RC-B, column D)                                       1773    121,248   2.b
                                                                       -----------     ------     -------
   3.  Federal funds sold (4) and securities purchased under agreements to resell:                            1350      5,000   3

   4.  Loans and lease financing receivables:                                            RCON
                                                                                         ----
       a.  Loans and leases, net of unearned income (from Schedule RC-C)                 2122      18,091                       4.a
                                                                        ----------
       b.  LESS:  Allowance for loan and lease losses-----------------------------       3123                                   4.b
                                                                                                      225
       c.  LESS:  Allocated transfer risk reserve                                        3128           0                       4.c
                                                 ---------------------------------
       d.  Loans and leases, net of unearned income, allowance, and reserve                                   RCON
                                                                                                              ----
            (item 4.a minus 4.b and 4.c)                                                                      2125     17,866   4.d
                                        ------------------------------------------     ------     -------
   5.  Trading assets                                                                                         3545          0   5.
                     -------------------------------------------------------------     ------     -------
   6.  Premises and fixed assets (including capitalized leases)                                               2145        743   6.
                                                               -------------------     ------     -------
   7.  Other real estate owned (from Schedule RC-M)                                                           2150          0   7.
                                                   -------------------------------     ------     -------
   8.  Investments in unconsolidated subsidiaries and associated companies
       (from Schedule RC-M)                                                                                   2130          0   8.
                           -------------------------------------------------------     ------     -------
   9.  Customers? liability to this bank on acceptances outstanding                                           2155          0   9.
                                                                   ---------------     ------     -------
   10. Intangible assets (from Schedule RC-M)                                                                 2143          0   10.
                                             -------------------------------------     ------     -------
   11. Other assets (from Schedule RC-F)                                                                      2160      1,902   11.
                                        ------------------------------------------     ------     -------
   12. Total assets (sum of items 1 through 11)                                                               2170    149,040   12.
                                              ------------------------------------     ------     -------

(1)  Includes cash items in process of collection and unposted debits.
(2)  Included time certificates of deposit not held for trading.

U.S. TRUST COMPANY OF TEXAS, N.A.               Call Date:               3/31/98     State #:   48-6797     FFIEC  033
2100 ROSS AVENUE, SUITE 2700                    Vendor ID:                     D     Cert #:    13264       Page RC-2
DALLAS, TX  75201                               Transit #:              11101765
                                                                                                                   10

SCHEDULE RC - CONTINUED
                                                                                                        Dollar Amounts in Thousands
-----------------------------------------------------------------------------------------------------------------------------------
LIABILITIES
13.    Deposits:
       a.  In domestic offices (sum of totals of                                                            RCON
                                                                                                            ----
            columns A and C from Schedule RC-E)                                          RCON               2200   120,298  13.a
                                               --------------------------------------    ----
            (1)  Noninterest-bearing (1)                                                 6631    10,817                     13.a.1
                                        ---------------------------------------------
            (2)  Interest-bearing                                                        6636   109,481                     13.a.2
                                  ---------------------------------------------------
       b.  In foreign offices, Edge and Agreement subsidiaries, and IBFs
             (1)  Noninterest-bearing
                                      -----------------------------------------------
             (2)  Interest-bearing
                                  ---------------------------------------------------
14.    Federal funds purchased(2)  and securities sold under agreements to repurchase:                      RCON         0  14
                                                                                                            ----
                                                                                                            2800
15.    a.  Demand notes issued to the U.S. Treasury
                                                   ----------------------------------    ----   -------     2840         0  15.a
       b.  Trading liabilities                                                                              3548         0  15.b
                              -------------------------------------------------------    ----   -------
16.    Other borrowed money:
       A.  WITH A REMAINING MATURITY OF ONE YEAR OR LESS                                                    2332     2,000  16.a
                                                        -----------------------------    ----   -------
       B. WITH A REMAINING MATURITY OF MORE THAN ONE YEAR THROUGH THREE
          YEARS                                                                                             A547     2,000  16.b
               ----------------------------------------------------------------------    ----   -------
       C. WITH A REMAINING MATURITY OF MORE THAN THREE YEARS                                                A548     1,000  16.c
                                                            -------------------------    ----   -------

17.    Not applicable
18.    Bank?s liability on acceptances executed and outstanding                                             2920         0  18.
                                                               ----------------------    ----   -------
19.    Subordinated notes and debentures                                                                    3200         0  19.
                                        ---------------------------------------------    ----   -------
20.    Other liabilities (from Schedule RC-G)                                                               2930     2,225  20.
                                             ----------------------------------------    ----   -------
21.    Total liabilities (sum of items 13 through 20)                                                       2948   127,523  21.
                                                     --------------------------------    ----   -------
22.    Not applicable
EQUITY CAPITAL
                                                                                                            RCON
                                                                                                            ----
23.    Perpetual preferred stock and related
       surplus                                                                                              3838     7,000  23.
              -----------------------------------------------------------------------    ----   -------
24.    Common stock                                                                                         3230       500  24.
                   ------------------------------------------------------------------    ----   -------
25.    Surplus (exclude all surplus related to preferred
       stock)                                                                                               3839     8,384  25.
             ------------------------------------------------------------------------    ----   -------
26.    a.  Undivided profits and capital
       reserves                                                                                             3632     5,277  26.a
               ----------------------------------------------------------------------    ----   -------
       b.  Net unrealized holding gains (losses) on available-for-sale

       securities                                                                                           8434       356  26.b
                 --------------------------------------------------------------------    ----   -------
27.    Cumulative foreign currency translation
       adjustments
                  -------------------------------------------------------------------
28.    Total equity capital (sum of items 23 through 27)                                                    3210    21,517  28.
                                                        ------------------------------   ----   -------
29.    Total liabilities and equity capital (sum of items 21 and 28)                                        2257   149,040  29.
                                                                    ------------------   ----   -------


MEMORANDUM
 TO BE REPORTED ONLY WITH THE MARCH REPORT OF CONDITION.                                                            NUMBER
 1.  Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as
     of any date during 1997                                                                                6724         1  M.1
                             -------------------------------------------------------------------------

1 = Independent audit of the bank conducted in accordance               4 = Directors? examination of the bank performed by other
    with generally accepted auditing standards by certified                 external auditors (may be required by state chartering
    public accounting firm which submits a report on the  bank              authority)
2 = Independent audit of the bank?s parent holding company              5 = Review of the bank?s financial statements by external
    conducted in accordance with generally accepted auditing                auditors
    standards by a certified public accounting firm which               6 = Compilation of the bank?s financial statements by
    submits a report on the consolidated holding company (but               external auditors
    not on the bank separately)                                         7 = Other audit procedures (excluding tax preparation
3 = Directors? examination of the bank conducted in accordance              work)
    with generally accepted auditing standards by a certified           8 = No external audit work
    public accounting firm (may be required by state chartering authority)

(1) Includes total demand deposits and noninterest-bearing time and savings deposits.
(2) Includes limited-life preferred stock and related surplus.